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                                                                EXHIBIT 10.17

                           CHANGE IN CONTROL AGREEMENT
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                              ALARIS MEDICAL, INC.
                             10221 Wateridge Circle
                               San Diego, CA 92121

Dated:  April 20, 2000

Mr. William C. Bopp
4295 Hermosa Way
San Diego, CA  92103

Dear William C. Bopp:

ALARIS Medical, Inc. (the "Corporation") considers it essential to the best interests of its shareholders to foster the continuous employment by the Corporation of its key management personnel as well as the key management personnel of the Corporation's direct and indirect subsidiaries, including, without limitation, ALARIS Medical Systems, Inc. ("AMS"). The Corporation's Board of Directors (the "Board") recognizes that, as is the case with many publicly held corporations, the existence of the possibility of a change in control of the Corporation may promote management uncertainty and could result in serious management distraction.

Accordingly, the Board has decided to reinforce and encourage the continued attention and dedication of members of the management of the Corporation and its direct and indirect subsidiaries to their assigned duties without the distraction arising from the possibility of a change in control. Accordingly, the Corporation hereby agrees that after this letter agreement (this "Agreement") has been fully executed, you shall receive the severance benefits set forth in this Agreement in the event your employment with the Corporation and its direct and indirect subsidiaries (as applicable), is terminated under the circumstances described below subsequent to a Change of Control (as defined in Section 2). Unless the context indicates otherwise, references herein to the "Corporation" and its rights and obligations hereunder (including, without limitation, its payment obligations) shall refer to the Corporation and its direct and indirect subsidiaries individually, or collectively, as the context may require.

1. Change of Control. No benefits shall be payable hereunder unless a Change of Control (as hereinafter defined) shall have occurred on or before the End Date (as hereinafter defined), regardless of whether or not the End Date shall have been designated. For purposes of this Agreement the term "End Date" shall mean that date designated by the Corporation as the End Date in a written notice to that effect provided to you at least six (6) months prior to the date so designated. For purposes of this Agreement, a "Change of Control" will be deemed to have occurred on the date any of the following events shall have occurred:

(a) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Corporation, any Subsidiary (as defined below) and Jeffry M. Picower (including, any of his Affiliates (as defined below) and any lineal descendant of Mr. Picower, any widow or then current spouse of Mr. Picower or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least 90% beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (any one or more of the foregoing being sometimes


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hereinafter referred to as the "Picower Group") beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Corporation, AMS or any Significant Subsidiary (as defined below) representing greater than 10% of the total combined voting power of the Corporation, AMS or the Significant Subsidiary entitled to vote in the election of the board of directors of the Corporation, AMS or the Significant Subsidiary; provided, however, that such event shall not constitute a Change of Control unless and until the combined voting power of such securities owned beneficially, directly or indirectly, by such person or persons is greater than the combined voting power of all such securities owned beneficially, directly or indirectly, by Mr. Picower and the Picower Group. For purposes of this Agreement, (i) the term "Subsidiary" shall mean any corporation of which the Corporation, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power and which qualifies as a subsidiary corporation pursuant to Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the term "Affiliate" shall mean any partnership, corporation, firm, joint venture, association, trust, unincorporated organization or other entity that, directly or indirectly through one or more intermediaries, is controlled by Mr. Picower or the Picower Group, where the term "controlled by" means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

(b) persons other than the Current Directors (as defined below) constitute a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of November 27, 1996, and any successor of any such member whose election, or nomination for election by the Corporation's shareholders, was approved by at least a majority of the Current Directors then on the Board or by Mr. Picower or the Picower Group);

(c) the consummation of (i) a plan of liquidation of all or substantially all of the assets of the Corporation, AMS or any Subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Corporation (a "Significant Subsidiary"), or (ii) an agreement providing for the merger or consolidation of the Corporation, AMS or a Significant Subsidiary (A) in which the Corporation, AMS or the Significant Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation in which all shares of common stock of the Corporation or common stock in AMS or the Significant Subsidiary outstanding immediately prior to the effectiveness thereof are changed into or exchanged for all or substantially all of the common stock of the surviving corporation and (if the Corporation ceases to exist) the surviving corporation assumes all outstanding options to purchase common stock of the Corporation) or (B) pursuant to which, even though the Corporation is the continuing or surviving corporation, the shares of common stock of the Corporation or common stock in AMS or the Significant Subsidiary are converted into cash, securities or other property; provided, however, that no "Change of Control" shall be deemed to occur as the result of a consolidation or merger of the Corporation, AMS or a Significant Subsidiary in which the holders of the shares of common stock of the Corporation immediately prior to the consolidation or merger have, as a result thereof, directly or indirectly, at least a majority of the combined voting power of all classes of voting stock of the continuing or surviving corporation or its parent immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation or its parent; or

(d) the consummation of an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation, AMS or a Significant Subsidiary other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the shares of common stock of the Corporation immediately prior to such sale or disposition.

2. Termination Following Change of Control.


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(i) General. Nothing contained in this Agreement shall (a) confer upon you any right to continue in the employ of the Corporation, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature of your employment with the Corporation (it being understood and agreed that (so long as it is done in accordance with applicable law) the Corporation may terminate your employment at any time for any reason or for no reason and that you may terminate your employment with the Corporation at anytime for any reason or for no reason [except, of course, to the extent otherwise provided for in a formal written employment agreement between you and the Corporation]). However, if a Change of Control shall have occurred on or prior to the End Date, you shall be entitled to the benefits provided in
Section 3(ii) upon a subsequent termination of your employment if that termination occurs within the two (2) year period immediately following the date of such Change of Control, but only if that termination was effected (a) by the Corporation other than for Cause or Disability (each as defined below), or (b) by you for Good Reason (as defined below) (a termination of your employment under the circumstances set forth in subparagraph (a) or (b) of this sentence is sometimes hereinafter referred to as a "Payment Termination"). You shall not be entitled to such benefits: (a) if your employment is terminated for any reason after a Change of Control which occurs after the End Date, (b) if your employment is terminated for any reason prior to a Change of Control, even if that Change of Control occurs on or prior to the End Date or
(c) your employment is terminated after a Change of Control occurring on or prior to the End Date, if such termination is occasioned: (i) by your death;
(ii) by the Corporation for Cause or Disability; or (iii) by you for other than Good Reason (a termination of your employment under the circumstances set forth in subparagraph (a), (b), or (c) of this sentence is sometimes hereafter referred to as a "Non-Payment Termination"). Notwithstanding any of the foregoing to the contrary, if your employment is terminated by the Corporation prior to a Change of Control (under circumstances in which had your employment terminated after such Change in Control, such termination would have constituted a Payment Termination), but otherwise in contemplation of a known specific Change of Control which occurs on or before the End Date, then for all purposes of this Agreement your employment shall be deemed to have been terminated immediately after that contemplated Change of Control actually occurs if it does.

(ii) Death or Disability. Your employment with the Corporation shall terminate, automatically, upon your death. The Corporation may terminate your employment for any reason or for no reason, including, without limitation, for Disability, but only if that Disability continues through the Date of Termination (as hereinafter defined). For purposes hereof the term "Disability" shall mean your absence from the full-time performance of your duties with the Corporation for six (6) consecutive months by reason of physical or mental illness.

(iii) Cause. The Corporation may terminate your employment for any reason or for no reason, including, without limitation, for Cause. For purposes of this Agreement, "Cause" shall mean (a) any breach by you of any of your obligations under this Agreement of a type and kind which is materially adverse to the Corporation and which remains uncured by you for five (5) calendar days following your receipt of Notice of Termination (as hereinafter defined), (b) any gross misconduct by you of a type and kind which is materially adverse to the Corporation and which remains uncured by you for five (5) calendar days following your receipt of Notice of Termination, (c) any violation by you of a governmental law, rule or regulation applicable to the business of the Corporation of a type and kind which is materially adverse to the Corporation and which remains uncured for five (5) calendar days following your receipt of Notice of Termination, or (d) your conviction of, or entry by you of a guilty, or no contest, plea to, the commission of a felony involving moral turpitude.

(iv) Good Reason. You may terminate your employment for any reason or for no reason, including, without limitation for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change of Control occurring on or before the End Date of any one or more of the following events without, in each case, your prior written consent:

(a) the assignment to you of any duties (other than duties constituting reasonable transition services in connection with a Change of Control transaction) which are inconsistent with the position in the Corporation


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that you held immediately prior to the Change of Control, an alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change of Control, or any other action by the Corporation that results in a diminution in the position and authority with the Corporation held by you prior to such Change of Control, in each case, under circumstances in which such assignment, alteration or action is materially adverse to you;

(b) the Corporation's reduction of your annual base salary or bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

(c) the relocation of the Corporation's offices at which you are principally employed immediately prior to the date of the Change of Control (your "Principal Location") to a location more than twenty-five (25) miles from such location, or the Corporation's requiring you to be based at a location more than twenty-five (25) miles from your Principal Location, except for required travel on the Corporation's business to an extent substantially consistent with your present business travel obligations;

(d) the Corporation's failure to pay to you any portion of your current compensation or any portion of an installment of deferred compensation under any deferred compensation program of the Corporation within seven (7) days following the later of the date such compensation is due or the date of demand by you for the payment of such compensation;

(e) the Corporation's failure to continue in effect compensation and benefit plans which provide you with benefits which are substantially similar, on an aggregate basis, to the benefits provided to you under the Corporation's regular compensation and benefit plans and practices immediately prior to the Change of Control, unless an equitable arrangement (embodied in ongoing substitute or alternative plans) has been made with respect to such plans, or the Corporation's failure to continue your participation therein (or in such substitute or alternative plans) on a basis not materially less favorable in the aggregate, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change of Control;

(f) the Corporation's failure to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof;

(g) any purported termination of your employment by the Corporation which does not satisfy the requirements of Section 2(v) hereof (such a purported termination shall not be effective for purposes of this Agreement);

(h) the continuation or repetition, after written notice of objection from you, of harassing or denigrating treatment of you inconsistent with your position with the Corporation, which treatment is materially adverse to you; or

(i) any breach by the Corporation of its obligations under this Agreement which is materially adverse to you.

Your right to terminate your employment pursuant to this Section 3(iv) shall not be affected by your short-term incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of right with respect to, any circumstance constituting Good Reason hereunder.

(v) Notice of Termination. Any purported termination of your employment by the Corporation or by you (other than termination due to your death, since your death terminates your employment automatically) occurring within two (2) years following a Change of Control, which itself occurs on or before the End Date, shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. For purposes of this Agreement, "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so


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indicated and shall set forth a date (the "Date of Termination") which follows the date of that notice (it being understood and agreed that if your employment is being terminated by you for Good Reason, the Date of Termination may not be more than thirty (30) days from the date of that notice or more than three (3) months from the date of the events giving rise to that Good Reason, whichever first occurs).

(vi) Date of Termination. If the Corporation seeks to terminate your employment for Disability, the date of termination of your employment shall be the Date of Termination, unless prior to that date you have fully recovered from your illness and have returned to the full-time performance of your duties, in which case your employment shall not terminate. If the Corporation seeks to terminate your employment for Cause, the date of termination of your employment shall be the Date of Termination, except that if the consequences of the act or omission to act set forth in the pertinent Notice of Termination is curable (and cure is allowed under such circumstances) then the date of termination of your employment shall be the date which is the sixth (6th) day following the Date of Termination, unless you shall have cured such consequences prior to that date, in which case your employment shall not terminate. If you seek to terminate your employment with the Corporation for Good Reason then the date of termination of your employment shall be the Date of Termination. The date that your employment actually terminates is sometimes hereafter referred to as the "Final Date".

3. Compensation Upon Termination.

(i) If you suffer a Non-Payment Termination, the Corporation shall pay you your full base salary, when due, through the Final Date at the rate in effect immediately prior to the delivery of the pertinent Notice of Termination, if a Notice of Termination was required to have been given, or if it was not, then immediately prior to the Final Date, plus all other amounts to which you are entitled under any compensation plan or practice of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

(ii) If you suffer a Payment Termination, then, subject to paragraph (v) of this Section 3 and in lieu of any severance benefits to which you may otherwise be entitled under any severance plan or program of the Corporation or any Subsidiary, you shall be entitled to the benefits provided below:

(a) the Corporation shall pay you your full base salary, when due, through the Final Date at the rate in effect immediately prior to the delivery of the pertinent Notice of Termination (or if your termination is for Good Reason by reason of a reduction in your annual base salary, the rate in effect immediately prior to such reduction), at the time specified in Section 3(iii), plus all other amounts (other than severance benefits not provided for in this Agreement) to which you are entitled under any compensation plan or practice of the Corporation at the time such payments are due;

(b) in lieu of any further salary payments to you for periods subsequent to the Final Date, the Corporation shall pay as severance pay to you, at the time specified in Section 3(iii), a lump-sum severance payment equal to the sum of the following:

(A) two hundred percent (200%) of your annual base salary as in effect immediately prior to the delivery of the pertinent Notice of Termination (or if your termination is for Good Reason by reason of a reduction in your annual base salary, the rate in effect immediately prior to such reduction); and

(B) two hundred percent (200%) of your targeted annual aggregate bonus amounts for the year in which this Agreement is executed;

(c) the Corporation shall, at its sole expense as incurred, provide you with outplacement services for a period not to exceed nine (9) months at an aggregate cost to the Corporation not to exceed $12,000, the scope of which shall be selected by you in your sole discretion and the provider of which shall be selected by you from among the providers offered to you by the Corporation;


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(d) for the period beginning on the Final Date and ending on the earlier of
(i) the date which is twenty-four (24) full months following the Final Date or (ii) the first day of your eligibility to participate in another group health plan, the Corporation shall pay for and provide you and your dependents with the same medical benefits coverage to which you would have been entitled had you remained continuously employed by the Corporation during such period. In the event that you are ineligible under the terms of the Corporation's benefit plans to continue to be so covered, the Corporation shall provide you with substantially equivalent coverage through other sources or will provide you with a lump sum payment (determined on a present value basis using the interest rate provided in Section 1274(b)(2)(B) of the Code on the Date of Termination) in such amount that, after all income and employment taxes on that amount, shall be equal to the cost to you of providing yourself such benefit coverage. At the termination of the benefits coverage under the first sentence of this Section 3(ii)(d), you and your dependents shall be entitled to continuation coverage ("COBRA Coverage") pursuant to Section 4980B of the Code, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if you had terminated employment with the Corporation on the date such benefits coverage terminates; provided, however, that the period of your benefits coverage under the first sentence of this Section 3(ii)(d) shall be offset against the period during which you would be entitled to such COBRA Coverage; and

(e) you shall be fully vested in your accrued benefits under any qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plans maintained by the Corporation for your benefit; provided, however, that to the extent that the acceleration of vesting of such benefits would violate any applicable law or require the Corporation to accelerate the vesting of the accrued benefits of all participants in such plan or plans, then, assuming that you obtain the appropriate consents, the Corporation shall pay you a lump-sum payment at the time specified in Section 3(iii) in an amount equal to the value of such unvested benefits.

(iii) The payments provided for in Sections 3(ii)(a), (b) and (e) (if applicable) shall be made not later than the fifth business day following the Final Date; provided, however, that if the amounts of such payments cannot be finally determined on or before such date, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you, payable on the fifth (5th) business day after demand by the Corporation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

(iv) You shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise nor, except as provided in Section 3(ii)(d), shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amounts (other than loans or advances to you by the Corporation) claimed to be owed by you to the Corporation, or otherwise.

(v) (a) Notwithstanding anything contained herein, if any payment or distribution to you or for your benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (a "Payment") would constitute a "parachute payment" within the meaning of Section 28OG of the Code, the Payments shall be reduced to the extent necessary so that no portion of the Payments shall be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), but only if, by reason of such reduction, the net after-tax benefit to you shall exceed the net after-tax benefit to you if no such reduction was made. For purposes of this Section 3(v), "net after-tax benefit" shall mean (i) the Payments which you receive or are then entitled to receive that would constitute "parachute payments" within the


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meaning of Section 280G of the Code, less (ii) the amount of all federal, state, local and foreign income and employment taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate (factoring in the loss of itemized deductions) for each year in which the foregoing shall be paid to you (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of the Excise Tax imposed with respect to the Payments. The foregoing determination will be made by the Accountants (as defined below) in consultation with you and the Corporation and in accordance with the analysis, valuations and calculations prepared by the Accountants in connection with this Agreement. If the Accountants determine that such reduction is required by this Section 3(v)(a), you, in your sole and absolute discretion, may determine which Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax, and the Corporation shall pay such reduced amount to you. You and the Corporation will each provide the Accountants access to and copies of any books, records, and documents in the possession of you or the Corporation, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 3(v)(a).

(b) All determinations required to be made under this Section 3(v), including the assumptions to be utilized in arriving at such determinations, shall be made by the Accountants which shall provide you and the Corporation with its determinations and detailed supporting calculations with respect thereto at least fifteen (15) business days prior to the date on which you would be entitled to receive a Payment (or as soon as practicable in the event that the Accountants have less than fifteen (15) business days advance notice that you may receive a Payment) in order that you may determine whether it is in your best interest to waive the receipt of any or all amounts which may constitute "excess parachute payments." For the purposes of this Section 3(v), the "Accountants" shall mean the Corporation's independent certified public accountants serving immediately prior to the Change of Control. In the event that the Accountants are also serving as accountant or auditor for the individual, entity or group effecting the Change of Control, you shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants shall be borne solely by the Corporation. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. Any determination by the Accountants shall be binding upon the Corporation and you. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the amount of the Payments that the Accountants determine would constitute a "parachute payment" within the meaning of Section 280G of the Code will have been less than the amount of the Payments that the Internal Revenue Service (the "IRS") determines constitutes a "parachute payment" within the meaning of Section 280G of the Code. In such event, you shall notify the Corporation in writing of any such claim by the IRS. Such notification shall be given as soon as practicable after you are informed in writing of such claim and shall apprize the Corporation of the nature of such claim and the date on which such claim is requested to be paid. In connection with any contest or potential contest of such claim, you and the Corporation will provide each other access to and copies of any books, records, and documents in the possession of you or the Corporation, as the case may be, reasonably requested by the other party, and will otherwise cooperate with each other in connection with any such contest or potential contest. In the event that you or the Corporation contest such claim, the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. If it is finally determined that the amount of the Payments that the Accountants determined constituted a "parachute payment" within the meaning of Section 280G of the Code is less than the amount of the Payments that the IRS determined constituted a "parachute payment" within the meaning of Section


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280G of the Code, you shall repay to the Corporation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) that amount of the Payments necessary to reduce the Payments such that no portion thereof shall be subject to the Excise Tax, but only if, by reason of such repayment, the net after-tax benefit to you shall exceed the net after-tax benefit to you if no such repayment was made. Nothing contained in this Section 3(v)(b) shall limit your ability or entitlement to settle or contest, as the case may be, any claim or issue asserted or raised by the IRS or any other taxing authority.

4. Stock Options. Notwithstanding anything contained herein, all outstanding options ("Options"), if any, granted to you under any of the Corporation's stock option plans, incentive plans or other similar plans (or options substituted therefor covering the stock of a successor corporation) shall continue to be subject to the terms of the applicable stock option plan and option agreement.

5. Successors; Binding Agreement.

(i) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to pay and perform, when due, all of the obligations of the Corporation to you under this Agreement incurred in connection with the Change of Control to that successor.

(ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or, registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

7. Confidentiality and Non-Solicitation Covenants.

(i) Confidentiality. You hereby agree to be bound by the terms and conditions of the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A.

(ii) Non-Solicitation. You hereby agree that, for the period commencing on the Final Date and terminating on the twelve (12) month anniversary thereof, you shall not, either on your own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Corporation any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Corporation; provided, however, that a general advertisement to which an employee of the Corporation responds shall in no event be deemed to result in a breach of this Section 7(ii). Such agreement by you shall not be deemed to limit in any way any other non-solicitation or similar agreement between you and the Corporation.

(iii) The provisions of this Section 7 shall survive the termination or expiration of this Agreement and your employment with the Corporation and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state or jurisdiction that any restriction in this Section 7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state or jurisdiction, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state or jurisdiction.

(iv) In the event that you shall breach or threaten to breach any of the provisions of this Section 7, in addition to and without limiting or waiving any other remedies available to the Corporation in law or in equity, the Corporation shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain such breach or threatened breach and to enforce the provisions of this
Section 7. You acknowledge that it is impossible to measure in money the damages that the Corporation will sustain in the event that you breach or threaten to breach the provisions of this Section 7 and, in the event that the Corporation shall institute any action or proceeding to enforce such provisions seeking injunctive relief, you hereby waive and agree not to assert and shall not use as a defense thereto the claim or defense that the Corporation has an adequate remedy at law. The foregoing shall not prejudice the right of the Corporation to require you to account for and pay over to the Corporation the amount of any actual damages incurred by the Corporation as a result of such breach.

8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, local or foreign law. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

11. Arbitration; Dispute Resolution, Etc.

(i) Arbitration Procedure. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in San Diego, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, you and the Corporation shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event you and the Corporation cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither you nor the Corporation nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(ii) Compensation During Dispute, Etc. Your compensation during any action or proceeding brought by you pursuant to Section 11(i) involving a termination of your employment following a Change of Control occurring on or prior to the End Date (a "Dispute") shall be as follows:
If there is a termination of your employment with the Corporation followed by a Dispute, then, during the period of that Dispute the Corporation shall pay you fifty percent (50%) of the amount specified in Section 3(ii)(b) hereof, and the Corporation shall provide you with the other benefits provided in
Section 3(ii) of this Agreement, if, but only if, you agree in writing that if the Dispute is resolved against you, you shall promptly refund to the Corporation all payments you receive under Section 3(ii)(b) of this Agreement, as well as an amount equal to the value of all other benefits provided to you under Section 3(ii) of this Agreement, in each case plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the Dispute is resolved in your favor, promptly after resolution of the Dispute the Corporation shall pay you the sum that was withheld during the period of the Dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

(iii) Expenses, Legal Fees. The Corporation shall pay to you all expenses and reasonable attorneys' fees incurred by you in connection with any Dispute (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or in seeking to obtain or enforce any right or benefit provided by this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder) if you prevail on the principal material issues which are in dispute with respect to such Dispute.

12. Indemnification; Directors' and Officers' Insurance.

(i) The Corporation shall indemnify you in the manner and to the extent (if any) that it is obligated to do so under the bylaws of the Corporation or AMS as of the date hereof. Such agreement by the Corporation shall not be deemed to impair any other obligation of the Corporation respecting your indemnification otherwise arising out of this or any other agreement or promise of the Corporation or under any statute.

(ii) The Corporation shall furnish you with directors' and officers' liability insurance to the same extent, if any (in terms of policy limits, terms, conditions and exceptions) as is provided to members of the Board of Directors, employees, and officers, as the case may be, of comparable rank to your position (at the time of determination) within the Corporation.

13. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and, except as otherwise expressly provided herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, any prior change of control agreements or severance agreements, is hereby terminated and canceled. Except as otherwise expressly provided for herein, any of your rights hereunder shall be in addition to any rights you may otherwise have under benefit plans or agreements of the Corporation to which you are a party or in which you are a participant and any Corporation sponsored employee benefit plans and stock options plans and no provisions of this Agreement shall in any way abrogate your rights under such other plans and agreements.

If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this subject.

                                     Sincerely,

                                     ALARIS MEDICAL, INC.

                                     By:         /s/  DAVID L. SCHLOTTERBECK
                                         ---------------------------------------
                                           President and Chief Executive Officer

Agreed and Accepted,
this 3rd day of May, 2000

   /s/  WILLIAM C. BOPP
----------------------------------
William C. Bopp